Exhibit 10.3

AMENDMENT TO
CROWN CASTLE INTERNATIONAL CORP. 2013 STOCK INCENTIVE PLAN
THIS AMENDMENT by Crown Castle International Corp. ("Company"),
W I T N E S S E T H:
WHEREAS, the Company previously established the Crown Castle International Corp. 2013 Stock Incentive Plan, as amended ("Plan");
WHEREAS, Article XIV of the Plan provides in relevant part that the Board of Directors of Crown Castle International Corp. ("Board") may (i) terminate the Plan at any time with respect to any shares of Common Stock for which any Awards have not theretofore been granted, and (ii) amend the Plan; and
WHEREAS, the Company desires to amend the Plan to cease grants under the Plan, subject to and contingent upon the approval by the stockholders of the Company of the adoption of the Crown Castle International Corp. 2022 Long-Term Incentive Plan;
NOW, THEREFORE, effective as of, and subject to and contingent upon, the approval by the stockholders of the Company of the adoption of the Crown Castle International Corp. 2022 Long-Term Incentive Plan, the Plan is hereby amended to provide that no further Awards shall be made under the Plan.
Adopted by the Board
on February 16, 2022

By: /s/ Donald J. Reid
Donald J. Reid Corporate Secretary